Exhibit 10.2

2007 BASE SALARY TABLE FOR NAMED EXECUTIVE OFFICERS

On February 9, 2007, the Human Resources Committee of the Board of Directors of Ameren Corporation approved the annual base salaries effective January 1, 2007 of the following Named Executive Officers of Ameren Corporation (Ameren), Union Electric Company (UE), Central Illinois Public Service Company (CIPS), Ameren Energy Generating Company (Genco), CILCORP Inc. (CILCORP), Central Illinois Light Company (CILCO) and Illinois Power Company (IP) (which officers were determined to the extent applicable by reference to the Ameren Proxy Statement and the UE, CIPS and CILCO Information Statements, each dated March 13, 2007, for the 2007 annual meetings of shareholders and by reference to the definition of “Named Executive Officer” in Item 402(a)(3) of SEC Regulation S-K).

Name and Position	2007 Base Salary

Gary L. Rainwater	$ 900,000
Chairman, President and Chief Executive
Officer - Ameren and CILCORP and
until 01/01/07, UE, CIPS, CILCO and IP

Warner L. Baxter	$ 530,000
Executive Vice President and Chief Financial
Officer - Ameren, UE, CIPS, Genco,
CILCORP, CILCO and IP

Thomas R. Voss	$ 460,000
Executive Vice President and Chief Operating
Officer - Ameren; as of 01/01/07, Chairman,
President and Chief Executive Officer of UE
(formerly Executive Vice President); Executive
Vice President - Genco and CILCORP and until 04/24/07,
CIPS, CILCO and IP

Steven R. Sullivan	$ 400,000
Senior Vice President, General Counsel and
Secretary - Ameren, UE, CIPS, Genco,
CILCORP, CILCO and IP

Charles D. Naslund	$ 365,000
Senior Vice President and Chief Nuclear
Officer - UE

Daniel F. Cole	$ 320,000
Senior Vice President - UE, CIPS, Genco,
CILCORP, CILCO and IP

R. Alan Kelley	$ 330,000
President (principal executive officer) - Genco